Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-170223 and No. 333-170224 on Forms S-8 of our report dated February 17, 2011, relating to the financial statements of Bravo Brio Restaurant Group, Inc. (the “Company “) appearing in this Annual Report on Form 10-K of the Company for the year ended December 26, 2010.
We also consent to the reference to us under the heading “Selected Financial Data” appearing in this Annual Report on Form 10-K.

/s/DELOITTE & TOUCHE LLP
Columbus, Ohio
February 17, 2011